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                                                                      Exhibit 21

          DIRECT AND INDIRECT SUBSIDIARIES OF FIRSTMERIT CORPORATION*

Citizens Investment Corporation
Citizens Savings Corporation of Stark County
FirstMerit Bank, N.A.
     - Abell & Associates, Inc.
     - Alpha Equipment Group, Inc.
     - FirstMerit Insurance Agency, Inc.
     - FirstMerit Leasing Company
     - FirstMerit Mortgage Corporation
     - FirstMerit Securities, Inc.
     - Home Financial Services Corp.
     - Mobile Consultants, Inc.
     - OPN, Inc.
          - NB 5 Financial Services, Inc.
     - Professional Appraisal Services Corp.
     - Signal Finance Company
     - FirstMerit Commercial Insurance Agency, Inc.
     - FMRC, Inc. (Delaware)
     - FMSC, Inc. (Delaware)
FirstMerit Capital Trust I (Delaware)
FirstMerit Community Development Corporation
FirstMerit Credit Life Insurance Company (Arizona)
SF Development Corp.
     - Richwood Development (50%)
     - Rushmore Subdivision Ltd. (50%)
     - Courts of Weymouth Development, Ltd. (33%)

* Unless otherwise indicated, state of formation is Ohio and subsidiary is wholly owned.